EXHIBIT 23.5

CONSENT OF HAAS PETROLEUM ENGINEERING SERVICES, INC.

We hereby consent to the references to us under the captions “Business and Properties—Resaca’s Proved Reserves,” “Risk Factors—Risks Relating to the Combined Company’s Business” and “Experts” in Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-164551) of Resaca Exploitation, Inc.

/s/ Robert W. Haas
HAAS PETROLEUM ENGINEERING SERVICES, INC. –F002950
Dallas, Texas
April 1, 2010